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                                    EXHIBIT C


                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of Nexus Telocation Systems Ltd. dated as of March 14, 2000 is, and any amendments thereto (including amendments on Schedule
13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  March 14, 2000                  SOROS FUND MANAGEMENT LLC


                                       By:      /S/ MICHAEL C. NEUS
                                                --------------------------------
                                                Michael C. Neus
                                                Assistant General Counsel


Date:  March 14, 2000                  GEORGE SOROS


                                       By:      /S/ MICHAEL C. NEUS
                                                --------------------------------
                                                Michael C. Neus
                                                Attorney-in-Fact


Date:  March 14, 2000                  STANLEY F. DRUCKENMILLER


                                       By:      /S/ MICHAEL C. NEUS
                                                --------------------------------
                                                Michael C. Neus
                                                Attorney-in-Fact